Exhibit 99.1

November 4, 2024

9335 Harris Corners Pkwy, Suite 300

Charlotte, NC 28269

info@magnera.com

For Immediate Release

Magnera Emerges as a New Global Leader in the Specialty Materials and Nonwovens Industry, Following the Merger of Berry’s Health, Hygiene and Specialties Global Nonwovens and Films Business with Glatfelter

Nov. 4, 2024 Charlotte, NC, USA – Glatfelter Corporation (NYSE: GLT) is pleased to announce the successful completion of the merger between Berry Global Group Inc.’s (NYSE: BERY) Health, Hygiene and Specialties Global Nonwovens and Films business (the “HHNF Business”) and Glatfelter, resulting in the creation of Magnera (NYSE: MAGN) (pronounced ‘Mag-nair-uh’), the largest nonwovens company in the world, with a broad platform of solutions for the specialty materials industry. Magnera will begin trading on the NYSE under the new ticker symbol “MAGN” on Tuesday, November 5, 2024.

Curt Begle, CEO of Magnera stated, “We are thrilled to announce the completion of this merger and the official launch of Magnera. As our name suggests, this marks the start of a magnificent new era in the specialty materials industry. The merger of Berry’s HHNF Business and Glatfelter forms a powerful, differentiated global leader committed to uniting cutting-edge technologies, strengthening partnerships with the world’s leading brands and expanding our global reach to serve fast-growing markets and highly profitable niches. This strategic combination enhances our ability to drive innovation and deliver unique solutions positioning Magnera to better serve our 1,000+ customers.”

Magnera brings together a diverse business and customer mix, with a broad platform of 46 global manufacturing facilities across an expanded portfolio of products and solutions, including adult incontinence, baby care, feminine hygiene, food and beverage, home and healthcare, infrastructure and wipes. Its leading polymer and fiber technologies, backed by an extensive patent portfolio, provide a broader range of solutions and greater customer choice, strengthening the company’s reach in developed and emerging markets across the globe.

Begle continued, “Magnera's purpose, promise and belief system has been carefully designed to resonate deeply with our stakeholders and embody our aspirations for growth and innovation. We will foster a culture where every partnership fuels possibilities and ongoing progress. By combining the strengths of our more than 9,000 global employees, we are well-positioned to build on our industry leadership and deliver unique solutions to address big problems.” The company aims to fuel its business success through organic investments in manufacturing and sustainability and pursuing innovation-driven growth in both existing and adjacent markets, including geographic expansion. By leveraging its innovative capabilities, Magnera will create unique solutions that deliver value, minimize environmental impact and enhance performance while capitalizing on strategic opportunities in related markets and regions.

November 4, 2024

9335 Harris Corners Pkwy, Suite 300

Charlotte, NC 28269

info@magnera.com

Under terms of the transaction, which was structured as a Reverse Morris Trust transaction, stockholders of Berry received 0.276305 shares of Magnera for each share of Berry common stock they held as of November 1, 2024. As a result, Berry stockholders received 31,807,098 shares of Magnera, representing 90% of Magnera shares on a fully diluted basis. Glatfelter’s existing shareholders own the remainder of Magnera. All share amounts reflect the 1-for-13 reverse stock split effected November 4, 2024, at 12:01 AM Eastern Time.

About Magnera

Magnera (NYSE: MAGN) is formed from the spinoff and merger of Berry's HHNF Business with Glatfelter. The combined company serves 1,000+ customers worldwide, offering a wide range of products, including components for absorbent hygiene products, protective apparel, wipes, specialty building and construction products, and products serving the food and beverage industry.

Magnera's purpose is to better the world with new possibilities made real. For more than 160 years, the originating companies have delivered the material solutions their partners need to thrive. Through economic upheaval, global pandemics and changing end-user needs, they have consistently found ways to solve problems and exceed expectations. By bringing together these legacy companies, the distinct scale and comprehensive portfolio of products will bring customers more materials and choices. With a combined legacy of resilience, Magnera will build personal partnerships that withstand an ever-changing world.

Cautionary Statement Concerning Forward-looking Statements

Information set forth in this communication that are not historical, including any financial estimates and statements as to the effects of the transaction between Berry Global Group Inc., and Glatfelter Corporation constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the transaction, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of Berry Global Group Inc., and Glatfelter Corporation and are subject to significant risks and uncertainties outside of our control. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: risks that the anticipated tax treatment of the transaction is not obtained; risks related to litigation brought in connection with the transaction; the risk that the integration of the combined company is more difficult, time consuming or costly than expected; risks related to financial community and rating agency perceptions of each of Berry and Glatfelter and its business, operations, financial condition and the industry in which they operate; risks related to disruption of management time from ongoing business operations due to the transaction; failure to realize the benefits expected from the transaction; effects of the completion of the transaction on the ability of the parties to retain customers and retain and hire key personnel and maintain relationships with their counterparties, and on their operating results and businesses generally.

November 4, 2024

9335 Harris Corners Pkwy, Suite 300

Charlotte, NC 28269

info@magnera.com

These risks, as well as other risks associated with the transaction, are more fully discussed in the proxy statement/prospectus, registration statement on Form S-4 and the registration statement on Form 10 filed with the SEC in connection with the transaction. Discussions of additional risks and uncertainties are contained in Berry Global Group Inc.’s and Glatfelter Corporation’s filings with the Securities and Exchange Commission. Neither Berry Global Group Inc. nor Glatfelter Corporation is under any obligation, and each expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

Contacts:

Magnera Corporation

Investor Contact: Robert Weilminster, +1 410-456-4315, ir@magnera.com

Global Media Contact: Kylee Agabashian, mediarelations@magnera.com